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                                                                    EXHIBIT 23.4


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use of our report dated January 30, 1998 (except for note H, as to which the date is March 11, 1998) on the consolidated financial statements of CB&T Holding Corporation as of December 31, 1997 and for the years ended December 31, 1997 and 1996. We also consent to the reference to us under the heading "Experts" in the prospectus contained in the Form S-1 registration statement being filed by CB&T Holding Corporation and Crescent Capital Trust 1.



/s/ Roth Murphy Sanford L.L.P.
New Orleans, Louisiana
September 2, 1999